UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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VERITAS DGC INC.
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The following is a message from the Chairman of Veritas DGC Inc. that will be published in our Seismic Observer Magazine and released to the public at the 2006 Annual Meeting of the Society for Exploration Geophysicists in New Orleans, Louisiana on October 1, 2006 relating to the proposed merger of Veritas DGC Inc. and Compagnie Générale de Géophysique:

Chairman’s Message

FORWARD-LOOKING INFORMATION

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual outcomes may vary in material respects from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction, CGG and Veritas intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the “Registration Statements”), which will include a preliminary prospectus and related materials to register the CGG American Depositary Shares (“ADS”), as well as the CGG ordinary shares underlying such CGG ADSs, to be issued in exchange for shares of Veritas common stock, and Veritas and CGG plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Veritas, CGG, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Veritas and CGG through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Veritas by contacting Investor Relations at +1 (832) 351-882 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Veritas’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 (832) 351-882

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein.

Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement / Prospectus described above. Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Where We Come From…Where We Are Now…Where We Aim To Be

Following last month’s announcement of the definitive merger agreement with Compagnie Générale de Géophysique (CGG), I thought the 2006 SEG Convention would provide an ideal opportunity to reflect upon how Veritas arrived at this important point in our journey.

Where We Come From

The origins of Veritas go back to 1965 when six top engineers and geophysicists got together in Houston to create Digital Consultants Inc. Each of them put up $334 to start their new company, with a vision of bringing the new and rapidly evolving digital computing technology to the geophysical industry. Three years later, in Calgary, Rafael B. Cruz & Associates Ltd. was founded as an equally small, six-person shop offering seismic data processing services to the Canadian oil and gas industry.

From these humble beginnings, Digital Consultants grew to become Digicon while Rafael B. Cruz & Associates became Veritas Energy Services. Following parallel but separate paths, the two companies expanded and evolved through the 70s, 80s and early 90s, cultivating their own distinct skills, reputations and market niches through 1996, when they joined forces to become Veritas DGC — a combination described at the time as “a merger of seismic proportions.”

Indeed it was! The resulting synergy propelled the combined company to new heights, quickly earning Veritas a spot among the world’s elite geophysical service providers.

Where We Are Now

Since then, Veritas has grown even stronger.  We’ve developed skills and deliverables that differentiate us in our ability to mitigate our customers’ exploration risk. We have transformed Veritas from a ‘supplier of a seismic commodity’ into a strategic partner of our customers. We now offer a unique combination of advanced geophysical techniques and technologies, a world-class multi-client data library and a deep pool of geoscientific expertise.

Operating to QHSES standards renowned as second-to-none in our industry, our land and marine crews have set the standard in implementing the latest techniques and technologies for acquiring the best possible subsurface information.

We have led the industry in our commitment to consistently upgrade our data library — by being the number one investor in multi-client data over the past three years, by continuing to record the highest quality data in new and proven areas of interest, and by applying advanced imaging to add further value to our data.

In imaging, Veritas has been independently benchmarked as delivering the best processed seismic data. Commitment to innovation in imaging is a core focus of Veritas. We know every enhancement we deliver that improves subsurface illumination can mean the difference between a dry hole or a discovery to our customers.  We take pride in knowing that many of the great discoveries, such as the recent ‘Jack’ field in the Gulf of Mexico, have been drilled based on decisions supported by recently imaged Veritas seismic data.

All operational aspects of our company are underpinned by our pervasive culture of innovation and applied R&D focused intently on improving our customers’ ability to find and produce hydrocarbons.

Most importantly, our people comprise the intellectual foundation for all of our success. We make a point of hiring and retaining the best and brightest minds, and we give them the freedom to think, innovate and make things happen.

Where We Aim To Be

Veritas is determined to be the best – to deliver leadership in quality. Looking forward, I believe the combination of CGG and Veritas will provide the opportunity to strengthen this commitment. Our two companies will create the world’s leading provider of seismic services, offering unparalleled strength and depth in the best people, talent, technology, global reach and operational expertise. Sustained success will be achieved by continuing to innovate, by doing things uncommonly better and by continuing to be a matchless asset to our customers.

That first step of our journey that began with a $334 investment and led to the creation of Veritas – a world-class seismic company – has now brought us to this momentous point where we have the opportunity to create the clear leader in seismic technology and services worldwide. Obviously, the merger will bring about change. But it is change that has brought us all the way from where we came from…to where we are now…and to where we aim to be.

Thierry Pilenko

Chairman and Chief Executive Officer

The Spirit of Veritas:

•                  Our people. People are our intellectual foundation for success.

•                  A passion for quality, technology, innovation and difference.

•                  Implementer of leading edge technologies and techniques.

•                  Innovators and owners of leading, state-of-the-art imaging technology.

•                  Commitment of high-quality, long-lasting, data library assets in key areas of interest.

•                  Deep relationships with our customers.

•                  Live QHSES.